UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Ascent Capital Group, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Filed by Ascent Capital Group, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject Company: Ascent Capital Group, Inc.

Commission File No. 001-34176

MONITRONICS INTERNATIONAL FILES VOLUNTARY CHAPTER 11 TO RESTRUCTURE AND STRENGTHEN BALANCE SHEET

Committed to Operating Its Business as Usual, Including Providing Powerful Home Security to Customers Without Interruption

Secures Commitment of $245 Million in Debtor-in-Possession Financing to Support Business Operations

ENGLEWOOD, Colo., — July 01, 2019 (GLOBE NEWSWIRE) — Monitronics International, Inc. (“Monitronics” or “the Company”), the wholly owned subsidiary of Ascent Capital Group, Inc. (“Ascent”) (NASDAQ: ASCMA), today announced that it has voluntarily initiated its previously announced planned financial restructuring under Chapter 11 of the U.S. Bankruptcy Code to effectuate its partially pre-packaged Plan of Reorganization (the “Plan”).

Under the terms of the proposed Plan, which now has the support of holders of approximately 91 percent in amount of the Company’s secured term loans and holders of approximately 81 percent in amount of its senior unsecured notes, the Company will eliminate approximately $885 million in debt and emerge from Chapter 11 in approximately 75 days with what it believes is the strongest balance sheet in its industry. The case will be heard in the U.S. Bankruptcy Court for the Southern District of Texas.

Monitronics expects to continue to operate its business in the ordinary course throughout the restructuring. The Company has filed the customary first day motions to ensure its continued ability to provide powerful home security to customers without interruption while meeting its commitments to employees, partner dealers, suppliers and other business partners. Additionally, the Company has secured a commitment for $245 million in debtor-in-possession (DIP) financing, which will be replaced by $295 million in exit financing at the completion of the reorganization to ensure the Company is able to execute on its strategic plan.

“We believe that our Plan of Reorganization gives us the strongest balance sheet in our industry — an enviable financial position that allows us to accelerate our growth and emerge as a stronger provider, employer and partner,” said Jeffery Gardner, President and Chief Executive Officer of Monitronics. “Today’s Chapter 11 filing puts us one step closer to achieving our financial goals and, importantly, does so in way that ensures our continued ability to operate our business as usual and honor our financial commitments. I want to express my appreciation for the continued focus and commitment of the entire Monitronics team as well as the loyalty of our dealers, sales representatives, vendors and financial partners who have supported us through this process. We look forward to an even brighter future together.”

Under the terms of the proposed Plan, up to approximately $685 million of debt will be converted to equity, including up to approximately $585 million aggregate principal amount of the Company’s 9.125% Senior Notes due 2020 and $100 million of the Company’s term loans. The Company also expects to receive $177 million in proceeds through an equity rights offering, and an additional $23 million from either Ascent in connection with the previously announced merger into Monitronics (the “Merger”) or through a “backstop” commitment from certain of its noteholders. This cash will be used to, among other things, repay term and revolving loan debt.

Following the completion of the restructuring, the Company is expected to have approximately $990 million of total debt. Recurring monthly revenue (“RMR”) as of May 30, 2019, was $40.1 million.

Concurrent with the completion of the reorganization of Monitronics under the Plan, subject to certain conditions (including the receipt of the requisite approval of Ascent’s stockholders), Ascent anticipates that it will consummate the Merger.  As a result of the Merger, all assets of Ascent, including up to $23 million in cash (the “Target Cash Amount”), will become assets of Monitronics. Upon consummation of the Merger, Ascent’s stockholders are expected to receive up to approximately 5.82% (assuming the Target Cash Amount is $23 million) of the total shares of Monitronics common stock expected to be issued and outstanding following the consummation of the Plan and the Merger, in exchange for all then issued and outstanding shares of Ascent common stock, subject to dilution under a management incentive plan for the Company. If, however, Ascent is expected to hold $20 million or more in cash, but less than the Target Cash Amount upon consummation of the Plan, the stockholders of Ascent will receive a proportionately lower percentage of shares of Monitronics common stock, and certain of the Company’s noteholders have agreed to contribute the shortfall. If Ascent is expected to hold less than $20 million in cash upon consummation of the Plan, the Merger will not occur, certain noteholders will contribute the Target Cash Amount and Ascent will be obligated to make a cash contribution to Monitronics in the amount of $3.5 million. Additional information regarding the exchange ratio to be applied in the Merger and the potential consequences of Ascent failing to participate in the Merger was set forth in a registration statement filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2019.

Under the terms of a Restructuring Support Agreement entered into by Ascent, Monitronics and certain creditors of Monitronics (as amended, the “Support Agreement”), Ascent must obtain approval for the Merger from its stockholders within 63 days of the commencement of Monitronics’ Chapter 11 Cases on June 30, 2019 (“Petition Date”). If the Merger is not approved within 63 days following the Petition Date or the Merger is not completed on the effective date of the Plan for any reason (including as a result of the occurrence of certain circumstances described in the Support Agreement), the Merger will not occur, and the restructuring of Monitronics will be completed without the participation of Ascent. Further, if the restructuring of Monitronics occurs without the participation of Ascent, Ascent will be obligated to make a $3.5 million cash contribution to Monitronics and Ascent’s equity interests in Monitronics will be cancelled without Ascent recovering any property or value on account of such equity interests.

William Niles, Chief Executive Officer and General Counsel of Ascent, stated, “We continue to believe the completion of this debt restructuring, with the participation of Ascent, is the best opportunity for our stockholders to maximize the value of their holdings — both at present and as part of a stronger and more competitive go-forward business. We look forward to efficiently completing these last steps in the restructuring process for the benefit of all our stakeholders.”

A new Monitronics Board of Directors will be appointed at the completion of the reorganization.

The shares of Series A common stock of Ascent are currently traded on the NASDAQ Global Select Market (NASDAQ) under the symbol “ASCMA” and the shares of Series B common stock of Ascent are quoted on the OTC Markets under the symbol “ASCMB.”  There is no current trading market for Monitronics’ common stock. However, an application has been made to have the shares of Monitronics common stock to be issued in the Merger approved for quotation on the OTC Markets.

Additional information about the Chapter 11 case and claims information can be found at https://cases.primeclerk.com/monitronics.

Monitronics is represented in this matter by Latham & Watkins LLP, King & Spalding LLP, Hunton Andrews Kurth LLP, Moelis & Company LLC and FTI Consulting Inc. Ascent is represented in this matter by Baker Botts L.L.P. and B. Riley FBR, Inc.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements concerning management’s expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, financial prospects; anticipated sources and uses of capital; the transactions contemplated by the Support Agreement, including the proposed merger of Ascent and Monitronics (the “proposed merger”) and the restructuring of Monitronics, including the expected benefits of these transactions, continued listing of Ascent’s Series A common stock on the Nasdaq, quotation of Monitronics common stock on the OTC Markets following the restructuring and proposed merger, business strategies, anticipated sources and uses of capital, future financial prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the inability to complete the proposed merger due to the failure to obtain the requisite approvals or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger, the Plan, or the restructuring; risks related to disruption of management’s attention from ongoing business operations due to the proposed merger, the Chapter 11 Cases to be filed by Monitronics and its domestic subsidiaries or the restructuring; and the effects of future litigation, including litigation relating to the proposed merger, the Chapter 11 Cases or the restructuring. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. These forward-looking statements speak only as of the date of this communication, and Ascent and Monitronics expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s or Monitronics’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent and Monitronics, including the most recent Forms 10-K and 10-Q for additional information about Ascent and Monitronics and about the risks and uncertainties related to Ascent’s and Monitronics’ respective business which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell any securities of Ascent or Monitronics. Ascent stockholders and other investors are urged to read the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 regarding the proposed merger of Ascent and Monitronics and any other relevant documents that have been filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger and the transactions contemplated by the Support Agreement. Copies of Ascent’s and Monitronics’ SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Monitronics International, Inc., 1990 Wittington Place, Farmers Branch, TX, Telephone: (972) 243-7443, or to Ascent Capital Group, Inc., 5251 DTC Parkway. Suite 1000, Greenwood Village, CO 80111, Telephone: (303) 628-5600.

Participants in the Solicitation

The directors and executive officers of Ascent and Monitronics and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed merger of Ascent and Monitronics. Information regarding the directors and executive officers of Ascent is available in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the SEC, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of Monitronics is set forth in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 that has been filed with the SEC regarding the proposed merger and other transactions contemplated by the Support Agreement .  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy materials regarding the foregoing  filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

About Ascent and Monitronics

Ascent Capital Group, Inc. (Nasdaq: ASCMA) is a holding company whose primary subsidiary is Monitronics, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Monitronics secures approximately 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has the nation’s largest network of independent authorized dealers — providing products and support to customers in the U.S., Canada and Puerto Rico — as well as direct-to-consumer sales of DIY and professionally installed products. For more information on Ascent, see http://ir.ascentcapitalgroupinc.com.

Investor Contact

Erica Bartsch

Sloane & Company

212-486-9500

ebartsch@sloanepr.com

Media Contact

Sarah Rosselet

FTI Consulting Inc.

312-428-2638

Sarah.Rosselet@fticonsulting.com